UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Notes Offering

On May 18, 2018 (the “Closing Date”), MSCI Inc. (the “Company”) issued a press release announcing the completion of its private offering of $500.0 million in aggregate principal amount of 5.375% Senior Notes due 2027 (the “Notes”). The Notes will mature on May 15, 2027. The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes, including, without limitation, buybacks of its common stock and potential acquisitions. The press release is filed as Exhibit 99.1 hereto and is incorporated by reference.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated as of the Closing Date (the “Indenture”), among the Company, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the Indenture provide that, among other things, the Notes are senior unsecured obligations of the Company and the subsidiary guarantors and will rank equally with any of the Company’s unsecured, unsubordinated debt, senior to any of the Company’s subordinated debt, will effectively be subordinated to any of the Company’s secured debt to the extent of the assets securing such debt and be structurally subordinated to all existing or future liabilities of the Company. The Company’s obligations under the Notes are fully and unconditionally, and jointly and severally, guaranteed by the subsidiary guarantors.

Interest on the Notes accrues at a rate of 5.375% per annum. Interest on the Notes is payable semiannually on May 15 and November 15 of each year, commencing on November 15, 2018. The Company will make each interest payment to holders of record of the Notes on the immediately preceding May 1 and November 1.

Optional Redemption. At any time prior to May 15, 2022, the Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of redemption, plus (iii) accrued and unpaid interest and additional interest, if any, thereon, to the date of redemption. In addition, the Company may redeem all or part of the Notes on or after May 15, 2022, at redemption prices set forth in the Indenture, together with accrued and unpaid interest. At any time prior to May 15, 2021, the Company may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.375% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Repurchase upon Change of Control. Upon the occurrence of a change of control triggering event (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all or part of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

Other Covenants. The Indenture contains covenants that limit the Company’s and certain of its subsidiaries’ ability to, among other things, create liens, enter into sale/leaseback transactions and consolidate, merge or sell all or substantially all of the Company’s assets. In addition, the Indenture restricts the Company’s non-guarantor subsidiaries’ ability to create, assume, incur or guarantee additional indebtedness without such non-guarantor subsidiaries guaranteeing the Notes on a pari passu basis.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include non-payment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then-outstanding Notes may declare the principal of and accrued but unpaid interest, if any, including additional interest, if any, on all the Notes to be due and payable immediately.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1, and the Notes, the form of which is attached hereto as Exhibit 4.2, both of which are incorporated herein by reference.

Amendment to Revolving Credit Agreement

On the Closing Date, the Company, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, entered into Amendment No. 2 (the “Amendment”) to the Revolving Credit Agreement, dated as of November 20, 2014 (as amended, the “Revolving Credit Facility”). The Amendment (i) increases the aggregate commitments available to be borrowed by $30.0 million, to an aggregate of $250.0 million of availability thereunder, (ii) extends the term to May 2023 and (iii) decreases the applicable rate and applicable fee rate for loans and commitments under the Revolving Credit Facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of May 18, 2018, among MSCI Inc., each of the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee

Exhibit 4.2	Form of Note for MSCI Inc. 5.375% Senior Notes due May 15, 2027 (included in Exhibit 4.1)

Exhibit 10.1	Amendment No. 2 to the Revolving Credit Agreement, dated as of May 18, 2018, among MSCI Inc., each of the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer and the other lenders party thereto

Exhibit 99.1	Press Release, dated May 18, 2018, titled “MSCI Completes Private Offering of $500 Million 5.375% Senior Notes Due 2027”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: May 18, 2018	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer